EXHIBIT 10.46

                                 (TRANSLATION)


                    THAI MILITARY BANK PUBLIC COMPANY LIMITED

Ref. No. Sor.Por. 364/2540                                 13 June 1997



  Subject                  Credit Line for Letter of Credit, Import Loan

  To                       Khun Vichai Raksriaksorn
                           Khun Viratana Suntaranond
                           Managing Director, J.M.T. Duty Free Co., Ltd.

Whereas the Company has requested the Bank to consider credit line for Letter of Credit, Import Loan (180 days) for a sum of Baht 150,000,000. (One Hundred Fifty Million Baht) for ordering merchandize from abroad for sales.

The Bank has considered the request and would be pleased to grant credit line for Letter of Credit, Import Loan (120 days) for a sum of Baht 100,000,000. (One Hundred Million Baht), whereby the following nine Letters of Credit, Import Loan

      L/C No.        400140                      USD      928,946.88
      L/C No.        400142                      FF       259,620.39
      L/C No.        400143                      HKD      810,880.00
      L/C No.        400144                      USD       43,310.60
      L/C No.        400145                      FF       772,409.70
      L/C No.        400146                      USD       46,513.00
      L/C No.        400147                      USD       42,545.60
      L/C No.        400177                      FF       452,195.75
      L/C No.        400178      changed to      USD       78,383.75
                                                 FF       362,092.50
                                 changed to      USD       10,903.20


will be included in the approved credit line under the following conditions.

1.   Fees and Interest Rate
    ----------------------

     1.1 Fees

         - Fee for Opening Letter of Credit: according to the Bank's regulation.



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         - Front End Fee: at the rate of 0.25% p.a.

         - Engagement Fee: at the rate of 1.50% p.a.

     l. 2 Interest Rate

          - In case of foreign currency: SIBOR+3.5% p.a.

          - In case of Baht currency: MLR+1.0% p.a. (at present, MLR is 13.0% p.a.) whereby the Bank reserves the right to change interest rate, to be in line with the prevailing money market situation.

     In case of default of payment, the Bank will charge interest rate at the rate of 18.50% p.a. for Baht currency.

2.   Conditions Precedent to Use of Loan

     2.1 To perform obligation in the name of Downtown D.F.S. (Thailand) Co., Ltd. for a sum of Baht 50,000,000. (Fifty Million Baht).

     2.2 Downtown D.F.S. (Thailand) Co., Ltd. shall be the Guarantor for J.M.T. Duty Free Co.. Ltd..

     2.3 J.M.T. Duty Free Co., Ltd. shall be the Guarantor for Downtown D.F.S. (Thailand) Co.. Ltd.

     2.4 The Directors authorized to sign binding the Company shall be the Guarantor for the full amount, namely: Khun Vichai Raksriaksorn and Khun Wirat Sunthornnont, including shareholders/directors namely: Khun Suwan Panyapas and Khun Emorn Bunkhan.

     2.5 Entering into various juristic acts shall be in accordance with the Bank's regulations.

3.   Conditions During Use of Loan

     3.1 To insure the merchandize with the Bank as the beneficiary for the insured sum not less than Baht 100,000,000. (One Hundred Million Baht)


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     3.2  If  there is any  outstanding  Import  Loan  upon  maturity,  the Bank reserves the right for consideration of opening of new Letter of Credit or granting new Import Loan until the Company shall have performed the said obligation accordingly.

     3.3 To submit Revenues-Expenses Accounts to the Bank quarterly, within a period not exceeding 30 days from the end of quarter.

     3.4 To submit the Company's Annual Financial Statements to the Bank, within 45 days from the yearend.

     3.5 To use the Bank's foreign exchange services and become a shop member accepting payment by credit cards as well as selling sales slips to the Bank.

     3.6  To review the credit line for Letter of Credit, Import Loan annually.

4.   Other Conditions

     4.1 If Downtown D.F.S. (Thailand) Co., Ltd. performs the obligation of Baht 30,000,000. (Thirty Million Baht) (with separate amount of interest) within six months, then the Bank will consider the application of additional amount of additional credit line for Letter of Credit, Import Loan of Baht 50,000,000. (Fifty Million Baht).

     4.2 The Bank reserves the right to change the interest rate, to be in line with the prevailing money market situation.

The Bank would like to express our thanks for your interest in using our services and hereby inform details of payment for your convenience as follows:

1. The Company can make payment at any branch of the Bank and the receipt will be issued immediately.

2. If the Company has deposit account with the Bank, the Company can contact the Bank for deduction of payment from- the deposit account on due date which is convenient without having to make payment on due date. In case of not having deposit account, the Bank would like to invite the Company to open a deposit account for deduction of payment thereby the Bank will forward receipt to the Company by mail in due course.


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Please be informed  accordingly and contact Loan Formality Group, Loan Operation
Department, Tel Nos. 299-2137-41 for proceedings with juristic acts within 30 days from the date of this letter. After this date, the Bank reserves the right in consideration for the change or cancellation of the approved credit line. The Bank hopes that we will be of service to the Company in the future.

                                                Yours respectfully,
                                       Thai Military Bank Public Company Limited

                                                 /s/ Akadet Puethphol

                                                (Mr. Akadet Puetphol)
                                                Deputy General Manager


Commercial Loan Department
(Commercial Loan Group 1)
Tel Nos. 299-1332, 2263




Acknowledged and would be pleased to comply with the conditions set forth by the Bank.

/s/ Vichai Raksriaksorn
-------------------------------
Signed by the Authorized Person

Note: Please return it to Commercial Loan Department within 15 days from the date of receipt of this letter.